EXHIBIT 99.1

Natus Medical Announces Second Quarter 2014 Financial Results

  Reports organic revenue growth of 5% for the quarter
  Reports record non-GAAP EPS of $0.28
  Increases annual revenue and non-GAAP earnings guidance

SAN CARLOS, Calif., July 23, 2014 (GLOBE NEWSWIRE) -- Natus Medical Incorporated (Nasdaq:BABY) today announced financial results for the three months ended June 30, 2014.

For the second quarter ended June 30, 2014, the Company reported revenue of $86.3 million, an increase of 5% compared to $82.3 million reported for the second quarter of 2013. Net income was $7.7 million, or $0.24 per diluted share, compared with net income of $4.0 million, or $0.13 per diluted share in the second quarter of 2013.

The Company reported record second quarter non-GAAP earnings of $0.28 per diluted share, up 33% compared to $0.21 per diluted share reported for the second quarter of 2013.

The Company reduced total debt by $16.5 million and repurchased $1.2 million of company stock during the second quarter. Cash and cash equivalents decreased by $3.6 million to $56.0 million during the quarter.

"I am very pleased with our second quarter results as our record revenues and earnings exceeded our guidance. I am most satisfied with our 5% organic revenue growth in the quarter as reestablishing consistent organic revenue growth is a goal for Natus in 2014. Our non-GAAP operating margin increased to 13% up from 11% last year in the quarter. We continue to make progress toward our long term full year non-GAAP operating margin goal of 20%."

"Both Neurology and Newborn Care again performed well in all geographies. Our recently launched Hearing Screening Service grew rapidly during the quarter and we ended the quarter with 22 hospitals under contract. We continue to be very excited about this opportunity."

Financial Guidance

The Company provided revenue and earnings guidance for the third quarter and increased its non-GAAP EPS guidance for the full year 2014.

For the third quarter of 2014, the Company expects revenue of $86 million to $89 million and non-GAAP earnings per share of $0.28 to $0.32.

The Company updated its non-GAAP earnings guidance for the full year 2014 and now expects to report non-GAAP earnings per share of $1.20 to $1.23, an increase from previous guidance of $1.18 to $1.21. Full year 2014 revenue was increased to $347.5 million to $352.5 million compared to previous guidance of $345.0 million to $350.0 million.

The Company's non-GAAP earnings guidance excludes amortization of acquisition related intangibles, acquisition related charges, restructuring charges, and their related tax effects. Non-GAAP earnings guidance includes the impact of expensing employee share based compensation. All non-GAAP earnings per share amounts are on a diluted basis.

Use of Non-GAAP Financial Measures

The Company's non-GAAP results exclude amortization expense associated with certain acquisition-related intangibles, restructuring charges, direct costs of acquisitions and the related tax effects. A reconciliation between non-GAAP and GAAP financial measures is included on page 6 of this press release.

The Company believes that the presentation of results excluding these charges provides meaningful supplemental information to both management and investors that is indicative of the Company's core operating results. Therefore, the Company believes these non-GAAP financial measures facilitate comparison of operating results across reporting periods.

The Company believes that both management and investors benefit from referring to these non-GAAP financial measures in assessing the Company's performance and when planning, forecasting, and analyzing future periods. These non-GAAP financial measures also facilitate management's internal comparisons to the Company's historical performance. The non-GAAP financial measures disclosed by the Company should not be considered a substitute for or superior to financial measures calculated in accordance with GAAP, and the financial results calculated in accordance with GAAP and reconciliations to those financial statements should be carefully evaluated.

Conference Call

Natus has scheduled an investment-community conference call to discuss this announcement beginning at 11:00 a.m. Eastern Time (8:00 a.m. Pacific Time) today, July 23, 2014. Individuals interested in listening to the conference call may do so by dialing 1-866-515-2915 for domestic callers, or 1-617-399-5129 for international callers, and entering reservation code 23770449. A telephone replay will be available for 48 hours following the conclusion of the call by dialing 1-888-286-8010 for domestic callers, or 1-617-801-6888 for international callers, and entering reservation code 43159437.

The conference call also will be available real-time via the Internet at http://investor.natus.com, and a recording of the call will be available on the Company's Web site for 90 days following the completion of the call.

About Natus Medical Incorporated

Natus is a leading provider of healthcare products used for the screening, detection, treatment, monitoring and tracking of common medical ailments in newborn care, hearing impairment, neurological dysfunction, epilepsy, sleep disorders, and balance and mobility disorders.

Additional information about Natus Medical can be found at www.natus.com.

Forward-Looking Statements

This press release contains forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995, particularly statements regarding the expectations, beliefs, plans, intentions and strategies of Natus. These forward-looking statements include statements regarding our long term goal of driving non-GAAP operating margins to 20%, revenue and non‑GAAP profitability in the third quarter and full year 2014. These statements relate to estimates and assumptions regarding future events including Natus' future financial performance, and involve known and unknown risks, uncertainties and other factors that may cause actual results, levels of activity, performance, or achievements to differ materially from those expressed or implied by the forward-looking statements. Forward-looking statements are only predictions and the actual events or results may differ materially. Natus cannot provide any assurance that its future results or the results implied by the forward-looking statements will meet expectations. Our future results could differ materially due to a number of factors, including the effects of competition, the demand for our products and services, the impact of adverse global economic conditions on our target markets, our ability to expand our sales in international markets, our ability to maintain current sales levels in a mature domestic market, our ability to control costs, risks associated with bringing new products to market and integrating acquired businesses, and our ability to fulfill product orders on a timely basis. Natus disclaims any obligation to update information contained in any forward looking statement.

More information about potential risk factors that could affect the business and financial results of Natus is included in Natus' annual report on Form 10-K for the year ended December 31, 2013, and its quarterly reports on Form 10-Q, and in other reports filed from time to time by Natus with the U.S. Securities and Exchange Commission.

NATUS MEDICAL INCORPORATED AND SUBSIDIARIES
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share amounts)

	Quarter Ended		Year to Date
	June 30, 2014	June 30, 2013	June 30, 2014	June 30, 2013

Revenue	$ 86,325	$ 82,250	$ 171,948	$ 168,084
Cost of revenue	35,295	33,859	71,028	70,460
Gross profit	51,030	48,391	100,920	97,624
Gross profit margin	59.1%	58.8%	58.7%	58.1%
Operating expenses:
Marketing and selling	22,028	21,848	43,451	43,969
Research and development	7,873	8,626	15,380	16,801
General and administrative	10,823	11,759	23,103	25,837
Total operating expenses	40,724	42,233	81,934	86,607
Income from operations	10,306	6,158	18,986	11,017
Other income/(expense), net	795	(523)	1,107	(856)
Income before tax	11,101	5,635	20,093	10,161
Provision for income tax expense	3,359	1,615	6,101	2,699
Net income	$ 7,742	$ 4,020	$ 13,992	$ 7,462
Earnings per share:
Basic	$ 0.25	$ 0.14	$ 0.45	$ 0.25
Diluted	$ 0.24	$ 0.13	$ 0.43	$ 0.24

Weighted-average shares:
Basic	31,424	29,666	31,244	29,685
Diluted	32,444	30,468	32,315	30,470

NATUS MEDICAL INCORPORATED AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS (unaudited)
(in thousands)

	June 30,	June 30,
	2014	2013
ASSETS	Q2-14	Q2-13

Current assets:
Cash and cash equivalents	$ 56,018	$ 28,910
Accounts receivable, net	76,910	87,557
Inventories	35,503	38,906
Other Current Assets	21,429	14,606
Total current assets	189,860	169,979

Property and equipment, net	21,108	25,842
Goodwill and Intangible assets	198,939	200,544
Other assets	9,806	8,445
Total assets	$ 419,713	$ 404,810

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Accounts payable	$ 24,979	$ 25,811
Current debt	10,409	10,182
Accrued liabilities	23,428	24,007
Deferred revenue	11,410	11,951
Total current liabilities	70,226	71,951

Long-term liabilities:
Long-term debt, net	6,000	40,381
Other long-term liabilities	13,075	13,120
Total liabilities	89,301	125,452
Total stockholders' equity	330,412	279,358
Total liabilities and stockholders' equity	$ 419,713	$ 404,810

NATUS MEDICAL INCORPORATED AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP ADJUSTMENTS (UNAUDITED)
(in thousands, except per share amounts)

	Quarter Ended		Year to Date
	June 30, 2014	June 30, 2013	June 30, 2014	June 30, 2013
GAAP based results:

Income before provision for income tax	$ 11,101	$ 5,635	$ 20,093	$ 10,161

Non-GAAP adjustments:

Amortization of acquired intangibles:
Cost of revenue	157	791	1,202	1,565
Marketing and selling	(32)	684	757	1,335
Research and development	679	313	1,023	626

Intangible Asset Impairment Charges (M&S)	--	--	--	--
Restructuring charges (G&A)	218	1,040	853	653
Direct costs of acquisitions (G&A)	144	436	339	1,203
Non-GAAP income before provision for income tax	12,266	8,899	24,267	15,543

Income tax expense, as adjusted	3,336	2,509	7,050	4,596

Non-GAAP net income	$ 8,930	$ 6,390	$ 17,217	$ 10,947
Non-GAAP earnings per share:
Basic	$ 0.28	$ 0.22	$ 0.55	$ 0.37
Diluted	$ 0.28	$ 0.21	$ 0.53	$ 0.36

Weighted-average shares used to compute
Basic non-GAAP earnings per share	31,424	29,666	31,244	29,685
Diluted non-GAAP earnings per share	32,444	30,468	32,315	30,470

GAAP Gross profit	51,030	48,391	100,920	97,624
Amortization of intangibles	157	791	1,202	1,565
Non-GAAP Gross Profit	51,187	49,182	102,122	99,189
Non-GAAP Gross Margin	59.3%	59.8%	59.4%	59.0%

GAAP Operating profit	10,306	6,158	18,986	11,017
Amortization of intangibles	804	1,788	2,982	3,526
Restructuring and other charges	362	1,476	1,192	1,856
Non-GAAP Operating profit	11,471	9,422	23,160	16,399
Non-GAAP Operating margin	13.3%	11.5%	13.5%	9.8%
CONTACT: COMPANY CONTACT:
         Natus Medical Incorporated
         Jonathan A. Kennedy
         Sr. Vice President and Chief Financial Officer
         (650) 802-0400
         InvestorRelations@Natus.com